                                                                     EXHIBIT 2.3


                      VOTING AND EXCHANGE TRUST AGREEMENT
                      -----------------------------------


     MEMORANDUM OF AGREEMENT made as of the 25th day of August, 1997, between SONIC ENVIRONMENTAL SYSTEMS, INC., a Delaware corporation ("Sonic"), SONIC CANADA, INC., an Ontario corporation (the "Corporation") and THE TRUST COMPANY OF BANK OF MONTREAL, a trust company incorporated under the laws of Canada ("Trustee").

                             W I T N E S S E T H :

     WHEREAS pursuant to a combination agreement dated as of July 1, 1997 (the "Combination Agreement"), by and between Sonic, the Corporation and Turbotak Technologies, Inc. ("Turbotak"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), Sonic and the Corporation would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit 2.2 to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

     AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by articles of arrangement to be filed pursuant to the Ontario Business Corporations Act, each issued and outstanding Common Share of Turbotak (a "Turbotak Common Share") and each issued and outstanding Class B Share of Turbotak (a "Turbotak Class B Share") will be exchanged directly or indirectly for 4.23 of an issued and outstanding Exchangeable Non-Voting Share of the Corporation (the "Exchangeable Shares");

     AND WHEREAS the aforesaid articles of arrangement set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS Sonic is to provide voting rights in Sonic to each holder (other than Sonic) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of the common stock, par value U.S. $.10 per share, of Sonic (the "Sonic Common Shares");

     AND WHEREAS Sonic is to grant to and in favour of the holders (other than Sonic) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require Sonic to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

     AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Sonic shall be exercisable by holders (other than Sonic) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Sonic Special Voting Preferred Stock, U.S. $.01 par value (the "Sonic Special Voting Stock"), to which voting rights attach for the benefit of such holders and whereby the rights to require Sonic to purchase Exchangeable Shares from the holders thereof shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

     AND WHEREAS these recitals and any statements of fact in this Agreement are made by Sonic and the Corporation and not by the Trustee;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

1.1  DEFINITIONS.  In this Agreement the following terms shall have the
     -----------
     following meanings:

     "AFFILIATE" of any person means any other person directly or indirectly controlling, controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

     "ARRANGEMENT" has the meaning ascribed thereto in the recitals hereto.

     "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of Sonic to effect the automatic exchange of shares of Sonic Common Shares for Exchangeable Shares pursuant to subsection 5.12(c) hereof.

     "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

     "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day when banks are not open for business in one or both of Waterloo, Ontario and the State of New Jersey.

     "CALL RIGHTS" means collectively the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right.

     "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

     "CURRENT MARKET PRICE" means, in respect of Sonic Common Shares on any date, the Canadian Dollar Equivalent of the closing sale price of Sonic Common Shares on such date (or, if no trades of any Sonic Common Shares occurred on such date, on the last trading day prior thereto on which such trades occurred) reported on the NASDAQ National Market System, or, if the Sonic Common Shares are not then quoted on the NASDAQ National Market System, on such other stock exchange or automated quotation system on which the Sonic Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Sonic Common Shares during such period does not create a market that reflects the fair market value of Sonic Common Shares, then the Current Market Price of Sonic Common Shares shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

     "CURRENT SONIC COMMON SHARE EQUIVALENT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "DEFAULT EVENT" means any failure, other than by reason of an Insolvency Event, of the Corporation to perform any of its obligations pursuant to the Exchangeable Share Provisions, including without limitation its obligation to redeem any Retracted Shares.

     "EXCHANGE RIGHT" has the meaning ascribed thereto in section 5.1 hereof.

     "EXCHANGEABLE SHARE PROVISIONS" has the meaning ascribed thereto in the recitals hereto.

     "EXCHANGEABLE SHARES" has the meaning ascribed thereto in the recitals hereto.

     "HOLDER VOTES" has the meaning ascribed thereto in section 4.2 hereof.

     "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than Sonic.

     "INSOLVENCY EVENT" means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 5.6 of the Exchangeable Share Provisions.

     "LIEN" has the meaning ascribed thereto in the Plan of Arrangement.

     "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "LIQUIDATION EVENT" has the meaning ascribed thereto in subsection 5.12(a) hereof.

     "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in subsection 5.12(c) hereof.

     "LIST" has the meaning ascribed thereto in section 4.6 hereof.

     "OBCA" means the Ontario Business Corporations Act, as amended;

     "OFFICER'S CERTIFICATE" means, with respect to Sonic or the Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other senior officer of Sonic or the Corporation, as the case may be.

     "PERSON" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust trustee, executor, administrator and other legal representative.

     "PLAN OF ARRANGEMENT" means the plan of arrangement of the Corporation providing for the Arrangement.

     "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "RETRACTED SHARES" has the meaning ascribed thereto in section 5.7 hereof.

     "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement

     "SONIC COMMON SHARES" has the meaning ascribed thereto in the recitals hereto.

     "SONIC CONSENT" has the meaning ascribed thereto in section 4.2 hereof.

     "SONIC MEETING" has the meaning ascribed thereto in section 4.2 hereof.

     "SONIC SPECIAL VOTING STOCK" has the meaning ascribed thereto in the recitals hereto.

     "SONIC SUCCESSOR" has the meaning ascribed thereto in subsection 10.1(a)

     "SUPPORT AGREEMENT" means that certain support agreement made as of even date herewith between the Corporation and Sonic.

     "TRUST" means the trust created by this Agreement.

     "TRUST ESTATE" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property that may be held by the Trustee from time to time pursuant to this Agreement.

     "VOTING RIGHTS" means the voting rights attached to the Voting Share.

     "VOTING SHARE" means the one share of Sonic Special Voting Stock, issued by Sonic to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Sonic Common Shares equal to the number of Exchangeable Shares outstanding from time to time, other than Exchangeable Shares held by Sonic, multiplied by the Current Sonic Common Share Equivalent at the relevant time.

1.2  INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.  The division of this
     ---------------------------------------------
Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3  NUMBER, GENDER, ETC. Words importing the singular number only shall include
     --------------------
the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION.  If any date on which any action is required to De
    -------------------
taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5  WITHHOLDING OF TAX.  All amounts required to be paid, deposited or
     ------------------
delivered hereunder shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.

                                   ARTICLE 2

                              PURPOSE OF AGREEMENT
                              --------------------

2.1  ESTABLISHMENT OF TRUST.  The purpose of this Agreement is to create the
     ----------------------
Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Holders as provided in this Agreement.

                                   ARTICLE 3

                                  VOTING SHARE
                                  ------------

3.1  ISSUE AND OWNERSHIP OF THE VOTING SHARE.  In consideration of the granting
     ---------------------------------------
of the Call Rights to Sonic, Sonic hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. Sonic hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by Sonic to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the

Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

          (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this
               Agreement; and

          (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2  LEGENDED SHARE CERTIFICATES.  The Corporation shall cause each certificate
     ---------------------------
representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by Holders.

3.3  SAFE KEEPING OF CERTIFICATE.  The certificate representing the Voting Share
     ---------------------------
shall at all times be held in safe keeping by the Trustee.

                                   ARTICLE 4

                                 VOTING RIGHTS
                                 -------------

4.1  VOTING RIGHTS.  The Trustee, as the holder of record of the Voting Share,
     -------------
shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of Sonic for their vote at an Sonic Meeting or in connection with an Sonic Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 6.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which an Sonic Consent is sought or an Sonic Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Voting Rights.

4.2  NUMBER OF VOTES.  With respect to all meetings of stockholders of Sonic at
     ---------------
which holders of Sonic Common Shares are entitled to vote (an"Sonic Meeting") and with respect to all written consents sought from the holders of Sonic Common Shares (a "Sonic Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, such number of votes comprised in the Voting Rights as is equal to the Current Sonic Common Share Equivalent on the record date established by Sonic or by applicable law for such Sonic Meeting or Sonic Consent, as the case may be, for each Exchangeable Share owned of record by such Holder on such record date (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such Sonic Meeting or to be consented to in connection with such Sonic Consent.

4.3  MAILINGS TO SHAREHOLDERS.  With respect to each Sonic Meeting and Sonic
     ------------------------
Consent, the Trustee shall mail or cause to be mailed (or otherwise communicate in the same manner as Sonic utilizes in communications to holders of Sonic Common Shares) to each of the Holders named in the List on the same day as the initial mailing of notice (or other communication) with respect thereto is given by Sonic or any third party to its stockholders:

     (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of Sonic;

     (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Sonic Meeting or Sonic Consent, as the case may be, or, pursuant to section 4.7 hereof, to attend such Sonic Meeting and to exercise personally the Holder Votes thereat;

     (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

          (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

         (ii) a proxy to a designated agent or other representative of the management of Sonic to exercise such Holder Votes;

     (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

     (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

     (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Sonic Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Sonic Meeting or Sonic Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Sonic or by applicable law for purposes of determining stockholders entitled to vote at such Sonic Meeting or to give written consent in connection with such Sonic Consent. Sonic shall notify the Trustee of any decision of the board of directors of Sonic with respect to the calling of any such Sonic Meeting or the seeking by Sonic of any such Sonic Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4 COPIES OF STOCKHOLDER INFORMATION.  Sonic shall deliver to the Trustee
    ---------------------------------
copies of all proxy materials, (including notices of Sonic Meetings but excluding proxies to vote Sonic Common Shares), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed by Sonic from time to time to holders of Sonic Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of Sonic Common Shares. The Trustee shall mail or otherwise send to each Holder, at the expense of Sonic, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Sonic) received by the Trustee from Sonic at the same time as such materials are first sent to holders of Sonic Common Shares. The Trustee shall make copies of all such materials available for inspection by any Holder at the Trustee's principal office.

4.5  OTHER MATERIALS.  Immediately after receipt by Sonic or any stockholder of
     ---------------
Sonic of any material sent or given generally to the holders of Sonic Common Shares by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Sonic shall use all commercially reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee shall mail or otherwise send to each Holder at the expense of Sonic, copies of all such materials received by the Trustee from Sonic. The Trustee shall also make copies of all such materials available for inspection by any Holder at the Trustee's principal office.

4.6  LIST OF PERSONS ENTITLED TO VOTE.  The Corporation shall, (a) prior to each
     --------------------------------
annual, general and special Sonic Meeting or the seeking of any Sonic Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Sonic Meeting or a Sonic Consent, at the close of business on the record date established by Sonic or pursuant to applicable law for determining the holders of Sonic Common Shares entitled to receive notice of and/or to vote at such Sonic Meeting or to give consent in connection with such Sonic Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. Sonic agrees to give the Corporation notice with a copy to the Trustee) of the calling of any Sonic Meeting or the seeking of any Sonic Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Corporation to perform its obligations under this section 4.6.

4.7  ENTITLEMENT TO DIRECT VOTES.  Any Holder named in a List prepared in
     ---------------------------
connection with any Sonic Meeting or a Sonic Consent shall be entitled (a) to instruct the Trustee in the manner described in section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (b) to attend such meeting and personally to exercise thereat or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

4.8  VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT MEETING.
     -----------------------------------------------------------------------

     (a) In connection with each Sonic Meeting and Sonic Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to section 4.3 hereof.

     (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Sonic Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either
          (i) has not previously given the Trustee instructions pursuant to section 4.3 hereof in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9  DISTRIBUTION OF WRITTEN MATERIALS.  Any written materials to be distributed
     ---------------------------------
by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as Sonic utilizes in communications to holders of Sonic Common Shares) to each Holder at its address as shown on the books of the Corporation. The Corporation shall provide or cause to be provided to the Trustee for this purpose on a timely basis and without charge or other expense:

     (a)  a List; and

     (b) mailing labels to enable the Trustee to carry out its duties under this Agreement.

  4.10    TERMINATION OF VOTING RIGHTS.  Except with respect to a Sonic Meeting
          ----------------------------
or Sonic Consent for which the record date has occurred, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to Sonic and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange pursuant to the Automatic Exchange Rights (unless in either case Sonic shall not have delivered the requisite Sonic Common Shares issuable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 5 or
Article 6 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Corporation pursuant to
Article 4 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Sonic pursuant to the exercise by Sonic of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

4.11 ISSUE OF ADDITIONAL SHARES.  During the term of this Agreement, Sonic will
     --------------------------
not issue any shares of Sonic Special Voting Stock, in addition to the Voting Share.

                                   ARTICLE 5

                     EXCHANGE RIGHT AND AUTOMATIC EXCHANGE
                     -------------------------------------

5.1  GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT.  In consideration of the
     -----------------------------------------
granting of the Call Rights to Sonic, Sonic hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (a) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event or Default Event, to require Sonic to purchase from each Holder all or any part of the Exchangeable Shares held by such Holder and (b) the Automatic Exchange Rights, all in accordance with the provisions of this agreement. Sonic hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Sonic to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

     (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

5.2  LEGENDED SHARE CERTIFICATES.  The Corporation shall cause each certificate
     ---------------------------
Exchangeable Shares to bear an appropriate legend notifying the Holders of:

     (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

     (b)  the Automatic Exchange Rights.

5.3 GENERAL EXERCISE OF EXCHANGE RIGHT.  The Exchange Right shall be and remain
    ----------------------------------
vested in and exercisable by the Trustee. Subject to section 6.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4 PURCHASE PRICE  The purchase price payable by Sonic for each Exchangeable
    --------------
Share to be purchased by Sonic under the Exchange Right shall be an amount per share equal to (a) the Current Market Price multiplied by the Current Sonic Common Share Equivalent, in each case determined on the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full in respect of the Exchangeable Shares in regard to which a Holder has exercised the Exchange Right by causing to be delivered to such Holder such whole number of Sonic Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Sonic Common Share Equivalent (together with an amount in lieu of any fractional Sonic Common Share resulting from such calculation payable in accordance with section 9.4 of the Exchangeable Share Provisions), plus (b) the aggregate of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale the purchase price shall not include such declared and unpaid dividends).

  5.5     EXERCISE INSTRUCTIONS.  Subject to the terms and conditions herein set
          ---------------------
forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office or at such other place as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares that such Holder desires Sonic to purchase, duty endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, in the form attached hereto as Schedule A, or attached to the Exchangeable Share certificates, stating (i) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require Sonic to purchase from the Holder the number of Exchangeable Shares specified therein,
(ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Sonic free and clear of all Liens, (iii) the names in which the certificates representing Sonic Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, the Corporation and Sonic of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Sonic under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

5.6 DELIVERY OF SONIC COMMON SHARES: EFFECT OF EXERCISE. Promptly after receipt
    ---------------------------------------------------
of the certificates representing the Exchangeable Shares that the Holder desires Sonic to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, or evidence thereof in accordance with section 5.8)), duly endorsed for transfer to Sonic, the Trustee shall notify Sonic and the Corporation of its receipt of the same, by notice in the form of Schedule B hereto, which notice to Sonic and the Corporation shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares and Sonic shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Holder), the certificates for the number of Sonic Common Shares issuable in connection with the exercise of the Exchange Right, which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens, and cheques for the balance, if any, of the total purchase price therefor (or, if part of the purchase price consists of dividends payable in property, such property or property the same as or economically equivalent to such property). Immediately upon the giving of notice by the Trustee to Sonic and the Corporation of the exercise of the Exchange Right, as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to Sonic all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the purchase price therefor, unless the requisite number of Sonic Common Shares (together with a cheque for the balance, if any, of the purchase price therefor or, if part of the purchase price consists of dividends payable in property, such property or property the same as or economically equivalent to such property) is not allotted, issued and delivered by Sonic to the Trustee for delivery to such Holder (or to other persons, if any, properly designated by such Holder) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Sonic Common Shares are so allotted, issued and delivered by Sonic and any such cheque is so delivered and paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the Sonic Common Shares delivered to it pursuant to the Exchange Right.

5.7  EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION.  In the event that a
     ---------------------------------------------------
Holder has exercised its right under Article 5 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by the Corporation pursuant to section 5.6 of the Exchangeable Share Provisions that the Corporation is not permitted as a result of solvency requirements of applicable law to redeem all of such Retracted Shares, and provided that Sonic shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the retraction request shall constitute and shall be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against the Corporation redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to the Corporation or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to section 5.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee shall thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and will require Sonic to purchase such shares in accordance with the provisions of this Article

5.8  STAMP OR OTHER TRANSFER TAXES.  Upon any sale of Exchangeable Shares to
     -----------------------------
Sonic pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Sonic Common Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (a) shall pay (and neither Sonic, the Corporation nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (b) shall establish to the satisfaction of the Trustee, Sonic and the Corporation that such taxes, if any, have been paid.

5.9  NOTICE OF INSOLVENCY EVENT OR DEFAULT EVENT.  Immediately upon the
     -------------------------------------------
occurrence of an Insolvency Event or Default Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event or Default Event, the Corporation and Sonic shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Corporation and Sonic or from any other person of the occurrence of an Insolvency Event or Default Event, the Trustee shall mail to each Holder, at the expense of Sonic, a notice of such Insolvency Event or Default Event, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

5.10 QUALIFICATION OF SONIC COMMON SHARES.  Sonic shall use all reasonable
     ------------------------------------
efforts to obtain all orders required from the applicable Canadian securities authorities to permit the issuance of the Sonic Common Shares upon any such exchange of the Exchangeable Shares without registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian federal or provincial law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement before such Sonic

Common Shares may be issued and delivered by the Corporation or Sonic to the holder thereof or in order that such Sonic Common Shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of the Corporation or Sonic for purposes of Canadian federal or provincial securities law or an "affiliate" for purposes of the United States Federal or state securities law).

5.11 RESERVATION OF SONIC COMMON SHARES.  Sonic hereby represents and warrants
     ----------------------------------
that it has irrevocably reserved for issuance out of its authorized and unissued capital stock such number of Sonic Common Shares as is equal to the number of Exchangeable Shares outstanding at the date hereof and covenants that it will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Sonic Common Shares (or other shares or securities into which Sonic Common Shares may be reclassified or changed) as is necessary to enable Sonic and the Corporation to perform their respective obligations pursuant to this Agreement, the Exchangeable Share Provisions and the Support Agreement.

5.12 AUTOMATIC EXCHANGE ON LIQUIDATION OF SONIC.
     ------------------------------------------

     (a) Sonic shall give the Trustee notice of each of the following events (a "Liquidation Event") at the time set forth below:

          (i) in the event of any determination by the Board of Directors of Sonic to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Sonic or to effect any other distribution of assets of Sonic among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

         (ii) immediately, upon the earlier of (A) receipt by Sonic of notice of and (B) Sonic otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of Sonic or to effect any other distribution of assets of Sonic among its stockholders for the purpose of winding up its affairs.

     (b) Immediately following receipt by the Trustee from Sonic of notice of any Liquidation Event, the Trustee shall give notice thereof to the Holders. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for

Sonic Common Shares provided for in subsection 5.12(c) below.

     (c) In order that the Holders will be able to participate on a pro rata basis with the holders of Sonic Common Shares in the distribution of assets of Sonic in connection with a Liquidation Event, on the fifth Business Day prior to the effective date of a Liquidation Event (the "Liquidation Event Effective Date") all of the then outstanding Exchangeable Shares shall be automatically exchanged for Sonic Common Shares. To effect such automatic exchange, Sonic shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Liquidation Event Effective Date and held by Holders, and each Holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price multiplied by the Current Sonic Common Share Equivalent on such fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full in respect of the Exchangeable Shares held by each Holder by Sonic issuing to such Holder such whole number of Sonic Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Sonic Common Share Equivalent (together with an amount in lieu of any fractional Sonic Common Share resulting from such calculation payable in accordance with section 9.4 of the Exchangeable Share Provisions), plus (b) an additional amount equal to the aggregate of all dividends declared and unpaid on each such Exchangeable Share (provided that if the record date for any such declared and unpaid dividends occurs on or after the day of closing of such purchase and sale, the purchase price shall not include such additional amount equal to such declared and unpaid dividends).

     (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Sonic Common Shares shall be deemed to have occurred, and each Holder of Exchangeable Shares shall be deemed to have transferred to Sonic all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a Holder of such Exchangeable Shares and Sonic shall issue to the Holder the Sonic Common Shares issuable upon the automatic exchange of Exchangeable Shares for Sonic Common Shares and shall deliver to the Trustee for delivery to the Holder a cheque for the balance, if any, of the purchase price for such Exchangeable Shares (or, if any part of the purchase price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the Sonic Common Shares issued to it pursuant to the automatic exchange of Exchangeable Shares for Sonic Common Shares and the certificates held by the Holder previously representing the

Exchangeable Shares exchanged by the Holder with Sonic pursuant to such automatic exchange shall thereafter be deemed to represent the Sonic Common Shares issued to the Holder by Sonic pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent Sonic Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Sonic may reasonably require, Sonic shall deliver or cause to be delivered to the Holder certificates representing the Sonic Common Shares of which the Holder is the holder.

5.13 WITHHOLDING RIGHTS.  Sonic and the Trustee shall be entitled to deduct and
     ------------------
withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Exchangeable Shares such amounts as Sonic or the Trustee is required or permitted to deduct and withhold with respect to the making of such payment under the Income Tax Act (Canada) or any provision of provincial tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Sonic or the Trustee is hereby authorized to sell or otherwise dispose of at fair market value such portion of the consideration as is necessary to provide sufficient funds to Sonic or the Trustee, as the case may be, in order to enable it to comply with such deduction or withholding requirement and shall account to the relevant Holder for any balance of any such sale proceeds.

     If upon the occurrence of an Insolvency event, a non-Canadian resident Holder instructs the Trustee to exercise the Exchange Right, Sonic shall provide the Trustee, in cash, with sufficient funds to satisfy any withholding taxes applicable in connection with the sale of such Holder's Exchangeable Shares to Sonic, otherwise such exchange shall not have occurred or be deemed to have occurred. The "fair market value" of the Sonic Common Shares at a particular date shall, for the purposes of calculating any applicable withholding taxes, be the Current Market Price or shall be determined by such other method of valuation which has been recommended or suggested by Revenue Canada as providing a satisfactory assessment of such fair market value. Prior to making any distribution to Holders of Exchangeable Shares, Sonic or the Corporation, as the case may be, shall ensure that the Trustee has access to sufficient funds (by directly providing, if necessary, such funds to the Trustee) to enable the Trustee to comply with any applicable withholding taxes in connection with such distribution.

                                 ARTICLE 6

                             CONCERNING THE TRUSTEE
                             ----------------------

6.1  POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the
     --------------------------------
Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

     (a) purchasing the Voting Share from Sonic as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

     (b) granting proxies and distributing materials to Holders as provided in this Agreement;

     (c) voting the Holder Votes in accordance with the provisions of this Agreement;

     (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Sonic as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

     (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the Sonic Common Shares and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

     (f)  holding title to the Trust Estate:

     (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

     (h) taking action on its own initiative or at the direction of a Holder or Holders to enforce the obligations of Sonic under this Agreement; and

     (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

     In the exercise of such rights powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

     The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

6.2 NO CONFLICT OF INTEREST.  The Trustee represents to the Corporation and
    -----------------------
Sonic that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 30 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9 hereof. If, notwithstanding the foregoing provisions of this section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 6.2, any interested party may apply to the Supreme Court of Ontario (Trial Division) for an order that the Trustee be replaced as trustee hereunder.

6.3  DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.  The Corporation and Sonic
     -----------------------------------------------
irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Sonic Common Shares; and

     (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and
          (ii) from the transfer agent of Sonic Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in
          Article 5 hereof.

The Corporation and Sonic irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Sonic covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

6.4 BOOKS AND RECORDS.  The Trustee shall keep available for inspection by Sonic
    -----------------
and the Corporation, at the Trustee's principal office, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before March 31, 1998, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to Sonic and the Corporation a brief report, dated as of the preceding December 31, with respect to:

     (a)  the property and funds comprising the Trust Estate as of that date;

     (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by Sonic of Sonic Common Shares in connection with the Exchange Right, during the calendar year ended on such date; and

     (c) all other actions taken by the Trustee in the performance of its duties under this Agreement that it had not previously reported.

6.5  INTENTIONALLY DELETED.



6.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE.  The Trustee shall
    ---------------------------------------------------
exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any, Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to (i) the Voting Share pursuant to Article 4 hereof, subject to section 6.15 hereof, (ii) the Exchange Right pursuant to Article 5 hereof, subject to section 6.15 hereof, and (iii) the Automatic Exchange Rights pursuant to Article 5 hereof.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded and given security and indemnity as aforesaid.

6.7  ACTIONS BY HOLDERS. No Holder shall have the right to institute any action,
     ------------------
suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in section 6.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken, it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

6.8  RELIANCE UPON DECLARATIONS.  The Trustee shall not be considered to be in
     --------------------------
contravention of any of its rights, powers duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of section 6.9 hereof, if applicable, and with any other applicable provisions of this Agreement.

6.9     EVIDENCE AND AUTHORITY TO TRUSTEE.  The Corporation and/or Sonic shall
        ---------------------------------
furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by the Corporation and/or Sonic or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation and/ Sonic forthwith if and when:

     (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 6.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives the Corporation and/or Sonic written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officer's Certificate of the Corporation and/or Sonic or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

     Whenever such evidence relates to a matter other than the Voting Rights, the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation and/or Sonic it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

     (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

     (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

     (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10 EXPERTS, ADVISERS AND AGENTS.
     ----------------------------

     The Trustee may:

     (a) in relation to this Agreement act and rely on the opinion or advice of or information obtained from any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Corporation and/or Sonic or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11 INVESTMENT OF MONEYS HELD BY TRUSTEE. Unless otherwise provided in this
     ------------------------------------
Agreement, any moneys held by or on behalf of the Trustee that under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or that may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of Canada, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and are invested in such specific securities as directed in writing by the Corporation and Sonic. Pending the receipt of any direction and investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in an interest-bearing account at The Bank of Montreal or, with the consent of the Corporation, in the deposit department of the Trustee at the rate of interest then current on similar deposits.

6.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY.  The Trustee shall not be required
     -------------------------------------
to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement.

6.13    TRUSTEE NOT BOUND TO ACT ON CORPORATION'S REQUEST.  Except as in this
        -------------------------------------------------
Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation and/or Sonic or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14 AUTHORITY TO CARRY ON BUSINESS.  The Trustee represents to the Corporation
     ------------------------------
and Sonic that at the date of execution and delivery by it of this Agreement it is authorized to perform its obligations pursuant to this Agreement under all applicable laws but if, notwithstanding the provisions of this section 6.14, it ceases to be so authorized, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 30 days after ceasing to be so authorized, either become so authorized or resign in the manner and with the effect specified in
Article 9 hereof.

6.15 CONFLICTING CLAIMS.  If conflicting claims or demands are made or asserted
     ------------------
with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

     (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

6.16 ACCEPTANCE OF TRUST.  The Trustee hereby accepts the Trust created and
     -------------------
provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

6.17 NOTICE TO TRUSTEE.  The Trustee shall not be bound to give any notice or do
     -----------------
or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required to do so under the terms of this Agreement; nor shall the Trustee be required to take notice of, be deemed to have actual or constructive notice or knowledge of any matter under this Agreement, or take any action in connection with any notice of any Sonic Meeting or the seeking of any Sonic Consent or any prohibition of the Corporation against redeeming any Retracted Shares as set out in Section 5.6 of the Exchangeable Share Provisions or of any Insolvency Event or Liquidation Event as set out in Article 5 of this Agreement, respectively (collectively, a "Notice Event"), unless and until notified in writing of such Notice Event in accordance with this Agreement, which notice shall distinctly specify the Notice Event desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Agreement conclusively assume that no such Notice Event has occurred.

6.18  MERGER OR CONSOLIDATION OF TRUSTEE.  Any corporation into or which the
      ----------------------------------
Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee may be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee under this Agreement without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under the provisions of this Agreement.

6.19  NO PERSONAL LIABILITY.  In the exercise of the powers, authorities or
      ---------------------
discretion conferred upon the Trustee under this Agreement, the Trustee is and shall be conclusively deemed to be acting as trustee of the Trust and shall not be subject to any personal liability for any of the liabilities, obligations, claims, demands, judgments, costs or expenses against or with respect to the Trust.

6.20  INCUMBENCY CERTIFICATE.  Each of the Corporation and Sonic
      ----------------------
shall file with the Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to the Trustee ("Authorized Persons"), together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with Section 13.3, of a change in Authorized Persons with updated specimen signatures.

                                   ARTICLE 7

                                  COMPENSATION
                                  ------------

7.1  FEES AND EXPENSES OF THE TRUSTEE.  Sonic and the Corporation jointly and
     --------------------------------
severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that Sonic and the Corporation shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently, in bad faith or with gross negligence or wilful misconduct.

                                 ARTICLE 8

                  INDEMNIFICATION AND LIMITATION OF LIABILITY
                  -------------------------------------------

8.1  INDEMNIFICATION OF THE TRUSTEE.  Sonic and the Corporation jointly and
     ------------------------------
severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by Sonic or the Corporation pursuant hereto. In no case shall Sonic or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties unless Sonic and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall has been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, Sonic and the Corporation shall be entitled to participate at their own expense in the defense and, if Sonic or the Corporation so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless:
(i) the employment of such counsel has been authorized by Sonic or the Corporation or (ii) the named parties to any such suit include both the Trustee and Sonic or the Corporation and the Trustee shall have been advised by counsel acceptable to Sonic or the Corporation that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Sonic or the Corporation and that an actual or potential conflict of interest exists (in which case Sonic and the Corporation shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

8.2 LIMITATION OF LIABILITY.  The Trustee shall not be held liable for any loss
    -----------------------
that may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, willful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 9

                               CHANGE OF TRUSTEE
                               -----------------

9.1  RESIGNATION.  The Trustee, or any trustee hereafter appointed, may at any
     -----------
time resign by giving written notice of such resignation to Sonic and the Corporation specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Sonic and the Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Sonic and the Corporation shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Supreme Court of Ontario (Trial Division) upon application of one or more of the parties hereto.

9.2  REMOVAL.  The Trustee, or any trustee hereafter appointed, may be removed
     -------
with or without cause, at any time on 60 days' prior notice by written instrument executed by Sonic and the Corporation, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3  SUCCESSOR TRUSTEE.  Any successor trustee appointed as provided under this
     -----------------
Agreement shall execute, acknowledge and deliver to Sonic and the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of Sonic and the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Sonic, the Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4 NOTICE OF SUCCESSOR TRUSTEE.  Upon acceptance of appointment by a successor
    ---------------------------
trustee as provided herein, Sonic and the Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If Sonic or the

Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Sonic and the Corporation.

                                   ARTICLE 10

                                SONIC SUCCESSORS
                                ----------------

10.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION. ETC.  Sonic shall not enter
     ----------------------------------------------------
into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, unless:

     (a) such other person or continuing corporation is a corporation (herein called the "Sonic Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof; and

     (b) Sonic Successor, by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee acting reasonably to evidence the assumption by Sonic Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Sonic Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Sonic under this Agreement.

10.2 VESTING OF POWERS IN SUCCESSOR.  Whenever the conditions of section 10.1
     ------------------------------
hereof have been duly observed and performed, the Trustee, if required, by section 10.1 hereof, Sonic Successor and the Corporation shall execute and deliver the supplemental agreement provided for in Article 11 hereof and thereupon Sonic Successor shall possess and from time to time may exercise each and every right and power of Sonic under this Agreement in the name of Sonic or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Sonic or any officers of Sonic may be done and performed with like force and effect by the directors or officers of such Sonic Successor.

10.3 WHOLLY-OWNED SUBSIDIARIES.  Nothing herein shall be construed
     -------------------------
as preventing the amalgamation or merger of any wholly-owned subsidiary of Sonic with or into Sonic.

                                   ARTICLE 11

                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS
                  --------------------------------------------

11.1 AMENDMENTS, MODIFICATIONS, ETC.  This Agreement may not be amended or
     -------------------------------
modified except by an agreement in writing executed by the Corporation, Sonic and the Trustee and approved by the Holders in accordance with section 8.2 of the Exchangeable Share Provisions.

11.2 MINISTERIAL AMENDMENTS.  Notwithstanding the provisions of section 11.1
     ----------------------
hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions that, in the opinion of the Board of Directors of each of Sonic and Corporation and in the opinion of the Trustee, on the advice of counsel having in mind the best interests of the Holders as a whole, such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

     (c) making such changes or corrections required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and the Board of Directors of each of the Corporation and Sonic shall be of the opinion, on the advice of counsel, that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

11.3 MEETING TO CONSIDER AMENDMENTS.  The Corporation, at the request of Sonic,
     ------------------------------
shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

11.4 CHANGES IN CAPITAL OF SONIC AND THE CORPORATION.  Notwithstanding section
     -----------------------------------------------
11.1, at all times after the occurrence of any Sonic Common Share Reorganization or Capital Reorganization (as such terms are respectively defined in the Exchangeable Share Provisions) or other change in either the Sonic Common Shares or the Exchangeable Shares or both, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which orbital Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

11.5 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS.  Notwithstanding section 11.1,
     ------------------------------------------
from time to time the Corporation (when authorized by a resolution of the Board of Directors), Sonic (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions hereof, and they shall, when so directed by these presents, execute and deliver by their proper officers, Agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of Sonic Successors to Sonic and the covenants of and obligations assumed by each such Sonic Successor in accordance with the provisions of Article 10 and the succession of any successor trustee in accordance with the provisions of Article 9;

     (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights that, in the opinion of counsel to the Trustee are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Sonic, the Corporation, the Trustee or this Agreement; and

     (c) for any other purposes not inconsistent with the provisions of this Agreement including, without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, on the advice of counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                                  ARTICLE 12

                                  TERMINATION

12.1 TERM.  The Trust created by this Agreement shall continue until the
     ----
earliest to occur of the following events:

     (a)  no outstanding Exchangeable Shares are held by any Holder;

     (b) each of the Corporation and Sonic elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 8.2 of the Exchangeable Share Provisions;

     (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust; and

     (d) the agreement between the Trustee and the Corporation in respect to registrar and transfer agency services for the Corporation is terminated.

12.2 SURVIVAL.  The provisions of Article 7 and 8 hereof shall survive any
     --------
termination of the Trust pursuant to section 12.1.

                                   ARTICLE 13

                                    GENERAL
                                    -------

13.1 SEVERABILITY.  If any provision of this Agreement is held to be invalid,
     ------------
illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall he carried out as nearly as possible in accordance with its original terms and conditions; provided, however, that if the provision or provisions so held to be invalid, in the reasonable judgment of the parties, is or are so fundamental to the intent of the parties and the operation of this Agreement that the enforcement of the other provisions hereof, in the absence of such invalid provision or provisions, would damage irreparably the intent of the parties in entering into this Agreement, the parties shall agree (i) to terminate this Agreement, or (ii) to amend or otherwise modify this Agreement so as to carry out the intent and purposes hereof and the transactions contemplated hereby.

13.2 INUREMENT.  This Agreement shall be binding upon and inure to the benefit
     ---------
of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

13.3 NOTICES TO PARTIES.  All notices and other communications between the
     ------------------
parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     (a)  if to Sonic at:

               Sonic Environmental Systems, Inc.

               11 Melanie Lane
               Suite 22A
               East Hanover, New Jersey 07936
               Attention:  Richard H. Hurd

     (b)  if to the Corporation at:

               Sonic Canada, Inc.
               c/o Turbotak Technologies, Inc.
               550 Parkside Drive
               Suite A-14
               Waterloo, Ontario N2L 5V4 Canada
               Attention:  Patrick Forde, Vice President

     (c)  if to the Trustee at:

               The Trust Company of Bank of Montreal
               Suite 5104, 1 First Canadian Place
               Toronto, Ontario M5X 1A1
               Attention:  Trust Officer
               Telecopy No. (416) 867-6264

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.4 NOTICE TO HOLDERS. Any and all notices to be given and any documents to be
     -----------------
sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders in any manner permitted by the by-laws of the Corporation from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which bylaws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

13.5 RISK OF PAYMENTS BY POST. Whenever payments are to be made or documents are
     ------------------------
to be sent to any Holder by the Trustee or by the Corporation, or by such Holder to the Trustee or to Sonic or the Corporation, the making of such payment or sending of such document sent through the post shall be at the risk of the Corporation, in the case of payments made or documents sent by the Trustee or the Corporation, and the Holder, in the case of payments made or documents sent by the Holder.

13.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which
     ------------
shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7 JURISDICTION.  This Agreement shall be construed and enforced in accordance
     ------------
with the laws of the Province of Ontario and the laws of Canada applicable therein.

13.8 ATTORNMENT.  Sonic agrees that any action or proceeding arising out of or
     ----------
relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said court in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office in the Province of Ontario as Sonic's attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.


ATTEST:                       SONIC ENVIRONMENTAL SYSTEMS, INC.



_____________________         By: _____________________________



ATTEST:                       SONIC CANADA, INC.



_____________________         By: ______________________________


ATTEST:                       THE TRUST COMPANY OF BANK OF MONTREAL



_____________________         By: ______________________________

                                   SCHEDULE A

                      NOTICE OF EXERCISE OF EXCHANGE RIGHT
                      ------------------------------------

TO:  The Trust Company of Bank of Montreal
     Corporate Trust Department
     Suite 5104
     1 First Canadian Place
     Toronto, Ontario  M5X 1A1

RE: VOTING AND EXCHANGE TRUST AGREEMENT BETWEEN SONIC ENVIRONMENTAL SYSTEMS, INC. (NOW KNOWN AS TURBOSONIC TECHNOLOGIES, INC. ("SONIC")), SONIC CANADA, INC. (THE "CORPORATION"), AND THE TRUST COMPANY OF BANK OF MONTREAL, AS TRUSTEE (THE "TRUST AGREEMENT").

     The undersigned holder of Exchangeable Shares instructs The Trust Company of Bank of Montreal (the "Trustee") to exercise the Exchange Right in accordance with Section 5.5 of the Trust Agreement so as to require the Corporation to purchase from the undersigned Exchangeable Shares and to issue and deliver certificates representing Sonic Common Shares as follows:

Name in full:
                        ------------------------------------------------------
(Please state full names in which certificates are to be issued)

Address in full:
                        ------------------------------------------------------

                        ------------------------------------------------------

                        ------------------------------------------------------

Number of
Exchangeable Shares:
                        ------------------------------------------------------

The undersigned hereby represents and warrants as follows:

(i) the undersigned has good title to and owns all such Exchangeable Shares to be acquired by the Corporation free and clear of all liens, claims and encumbrances.

(ii) the undersigned shall pay any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of shares.

All capitalized terms not defined herein shall have the meanings ascribed to them in the Voting and Exchange Trust Agreement.


DATED this     day of         , 1997.


                              -----------------------------
                              Name


                              -----------------------------
                              Signature

                                  SCHEDULE B

                      NOTICE OF EXERCISE OF EXCHANGE RIGHT
                      ------------------------------------

To Sonic Canada, Inc. (the "Corporation") and TurboSonic Technologies, Inc. ("Sonic")

     This notice is given pursuant to Section 5.6 of the Voting and Exchange Trust Agreement (the "Trust Agreement") between Sonic Environmental Systems, Inc. (now known as TurboSonic Technologies, Inc. ("Sonic")), Sonic Canada, Inc. and The Trust Company of Bank of Montreal, as Trustee (the "Trust Agreement"). All capitalized words and expressions used in this notice that are defined in the Trust Agreement have the meanings ascribed to such words and expressions in such Trust Agreement.

     The Trustee hereby notifies Sonic that it is exercising the Exchange Right on behalf of the Holder of the Exchangeable Shares referred to in the notice received from such Holder, a copy of which is attached hereto (the "Holder Notice"). Please issue the Sonic Common Shares issuable in connection with the exercise of the Exchange Right in accordance with the instructions set forth in the attached Holder Notice.


                         THE TRUST COMPANY OF BANK OF MONTREAL


                         By: _____________________________________
                              Name:
                              Title:


Date:________________